                                            AGREEMENT AND PLAN OF REORGANIZATION

                                                           among

                                              AMERICAN PUBLIC HOLDINGS, INC.,

                                               AMERICAN FIDELITY CORPORATION

                                                            and

                                                  APLIC ACQUISITION CORP.

                                                       April 24, 2000

                                                     TABLE OF CONTENTS

         ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF

         Section 4.3  Capitalization of the Company, APLIC, DentaCare, and

         Section 7.1  Conditions to Each Party's Obligation to Consummate
                        the Closing............................................................................33
         Section 7.2  Conditions to Obligation of AFC..........................................................34
         Section 7.3  Conditions to Obligation of the Company to

         ARTICLE IX  SUBSEQUENT ACQUISITION PROPOSALS OR

         Section 11.1  Survival of Representations, Warranties, and

                                          LIST OF SCHEDULES AND EXHIBITS
         Schedules
         ---------

4.1       States in which American Public Holdings, Inc. is Qualified
4.2       States in which Subsidiaries are Qualified to do Business
4.5.1     Approval of Governmental Agencies required of the Company; Preacquisition Notification Filings With
          State Insurance Authorities
4.9       Claims Department Production
4.10      Litigation
4.15.1    Owned Property
4.15.2    Leases
4.15.3    Names, Logos, Marks, Symbols, Trade Names, Trademarks, Service Marks, Copyrights And Patents used by the Company or any of the Subsidiaries
4.15.4    Investment Portfolio Summary - Company and the Subsidiaries as of March 31, 2000
4.16.1    Outstanding Taxes Owed by the Company and the Subsidiaries
4.18.2    Pension And Welfare Plans Maintained by the Company or any of the Subsidiaries
4.18.4    Incentive, Bonus, Parachute, or Other Employee Merit or Change of Control Agreements or
          Arrangements Between the Company or any of its Subsidiaries and Any Current or Former Employee
4.18.5    Employment Agreements with Key Employees
4.18.9    Computer Software Programs and Systems Owned or Licensed To Use by the Company or any of its
          Subsidiaries
4.19.1    Material Contracts, Agreements and Instruments Required for the Conduct of the Business of the
          Company or any of the Subsidiaries
4.19.2    Agents and Agent Agreements
4.20      Reinsurance Agreements
4.22.2    Permits
4.23      Legg Mason Agreement
4.26      Actuarial Opinion of Wakely and Associates, Inc. dated February 14, 2000

         Exhibits
         --------

A         Services Agreement
B         Legal Opinion of Watkins Ludlam Winter & Stennis, P.A.
C         Legal Opinion of McAfee & Taft A Professional Corporation

v

AGREEMENT AND PLAN OF REORGANIZATION

        This Agreement and Plan of Reorganization (the “Agreement”) is made and entered into as of April 24, 2000, by and between American Fidelity Corporation, a Nevada corporation (“AFC”), APLIC Acquisition Corp. (“Subcorp”), an Oklahoma corporation and a wholly-owned subsidiary of AFC, and American Public Holdings, Inc. (the “Company”), a Mississippi corporation and the sole stockholder of American Public Life Insurance Company, a Mississippi stock insurance company (“APLIC”).

Background Information

        A. The Boards of Directors of AFC, Subcorp and the Company have each determined that it is in the best interests of their respective stockholders for AFC to acquire the Company upon the terms and subject to the conditions set forth herein.

        B. In furtherance thereof, the Boards of Directors of AFC, Subcorp, and the Company have each approved the merger (the “Merger”) of the Company with and into Subcorp in accordance with the general corporation laws of the States of Oklahoma and Mississippi (collectively, the “Merger Law”) for total consideration consisting of cash in the aggregate amount of $18,300,000 subject to adjustment as provided for in Sections 4.23, 6.4, 7.3.4, 10.2 and 11.3 of this Agreement (the “Merger Consideration”), and upon the terms and subject to the conditions set forth herein. The Board of Directors of the Company has resolved to recommend that all holders of the issued and outstanding shares of common stock, without par value, of the Company (the “Shares”) approve the Merger.

Statement of Agreement

        The Company, AFC, and Subcorp (the “Parties”) acknowledge the accuracy of the foregoing Background Information, and in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

        As used herein, the terms “AFC,” “Agreement,” “APLIC,” “Company,” “Merger,” “Merger Consideration,” “Merger Law,” “Shares” and “Subcorp” shall have the meanings set forth above. In addition:

        “Acquisition Proposal” shall mean any proposal or offer, with respect to any merger, consolidation, reorganization, acquisition, lease or sale of substantial assets, change of control, or any similar transaction involving the Company and any of the Subsidiaries except sales of investments in the ordinary and usual course of business.

        “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

        "AFC" shall mean American Fidelity Corporation, a Nevada corporation.

        “Agreement” shall mean this Agreement and Plan of Reorganization, as entered into on April 24, 2000, and, to the extent supplemented, modified or amended, as so supplemented, modified or amended.

        “Agreement of Merger” shall mean the Plan and Agreement of Merger providing for the Merger of the Company with and into Subcorp, together with an appropriate certificate or articles of merger and related documents (as necessary or appropriate under the Merger Law).

        “APLIC” shall mean American Public Life Insurance Company, a Mississippi stock insurance company.

        “Blue Sky laws” shall mean the securities or equivalent laws of any state or other jurisdiction in which any holder of Company Common Stock may be located or in which the Company transacts business.

        "Business Entity" shall mean a corporation, partnership, limited partnership, limited liability company, business trust or other form of legal entity.

        "Company" shall mean American Public Holdings, Inc., a Mississippi corporation.

        “Closing” shall mean the closing of the Merger and other transactions contemplated by this Agreement.

        "Closing Date" shall mean the date specified in Section 2.8.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        “Company Reports” shall mean all reports, registrations, and statements, together with any amendments required to be made with respect thereto, that are required to be filed with the Department of Insurance and any applicable state or foreign insurance or licensing authorities.

        "Company Stockholders' Meeting" shall mean the meeting of the Company stockholders to consider the Merger.

        “Consolidated Group” shall mean the Company and the Subsidiaries and any other member of the group included in the consolidated federal income tax returns filed by the Company.

        "DentaCare" shall mean DentaCare Marketing and Administration Inc., a Louisiana corporation.

        “Department of Insurance” shall mean the Department of Insurance of the State of Mississippi.

        “Dissenting Shares” shall mean Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with Mississippi Law and who, as of the Effective Time, has neither effectively withdrawn nor lost his right to such appraisal.

         "Effective Time" shall mean the date the Certificate of Merger is filed pursuant to Section 2.2 of this Agreement.

        “Environmental Laws” shall mean all federal, state, and local laws, statutes, ordinances, and codes relating to the protection of public health or the environment or which deal with Solid Waste, hazardous waste, wastewater discharges, water quality, drinking water, air emissions, air quality (indoor or outdoor), Hazardous Substances, asbestos, toxic substances, radioactive materials or waste, petroleum or its derivatives, wetlands, lead-based paint, radon, employee health and safety, or community right-to-know.

        “Environmental Report” shall mean the Environmental Report provided for in Section 6.4.

        “ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

        “ERISA Plans” shall mean pension plans, as defined in Section 3(2) of ERISA maintained by the Company or any of its Subsidiaries, all welfare plans, as defined in Section 3(1) of ERISA maintained by the Company or any of its Subsidiaries, and all other incentive, fringe benefit, vacation or leave plans, policies or arrangements maintained by the Company.

        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

        “Exchange Agent” shall mean a bank, trust company or transfer agent to act as agent for the holders of Shares to receive funds necessary to make the Merger Consideration payments.

        “Financial Statements” shall mean the GAAP Financial Statements and the Statutory Statements.

        “GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

        “GAAP Financial Statements” shall mean the consolidated balance sheets of the Company and the Subsidiaries as at December 31, 1996, 1997, 1998 and 1999 and the related consolidated statements of operations and consolidated statements of cash flows and the related notes thereto, for each of the years then ended, as reported upon by Deloitte & Touche, LLP, independent certified public accountants.

         "Greater South" shall mean Greater South Insurance Company, a Mississippi corporation.

        “Hazardous Substance” shall mean asbestos, radioactive substances, radon, PCBs, petroleum, and any substance deemed under applicable federal, state, and local laws, statutes, ordinances, and codes to be a hazardous or toxic substance, material, chemical substance, pollutant, waste, pesticide, or fungicide.

        “HSR Act” shall mean the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.

         "IRS" shall mean the Internal Revenue Service.

        "Leases" shall mean all leases of real property to which the Company or any of the Subsidiaries is a party.

        “Legg Mason” shall mean Legg Mason Wood Walker, Incorporated, financial advisor to the Company.

        “Liability or Obligation” shall mean any liability or obligation, whether accrued, absolute, contingent or otherwise, and whether directly incurred or by means of a guaranty, undertaking or otherwise, including without limitation obligations for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, claims against, whether asserted or unasserted, known or unknown, or contracted obligations.

        “Material Adverse Effect” shall mean any change in, event, occurrence or effect on the business of the Company or any Subsidiary, whether or not in the ordinary course of business, that is or could reasonably be expected to be materially adverse to the business operations, assets, properties, liabilities, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

        "Merger" shall mean the merger of the Company with and into Subcorp.

        "Merger Law" shall mean the General Corporation Law of the State of Mississippi and the General Corporation Act of the State of Oklahoma.

        "Mississippi Law" shall mean the General Corporation Law of the State of Mississippi.

        "Oklahoma Law" shall mean the General Corporation Act of the State of Oklahoma.

        “Owned Realty” shall mean all of the real property owned by the Company as set forth on Schedule 4.15.1.

        "Parties" shall mean the Company, AFC and Subcorp.

        “Proportionate Part” shall mean the percentage (computed to the nearest one hundredth of a percent) determined by dividing the number of Shares owned of record by each Stockholder as of the Effective Time by the total number of Shares issued and outstanding as of the Effective Time.

        “Proxy Statement” shall mean the Proxy Statement, or any amendment thereof or supplement thereto, which will be sent to the stockholders of the Company and will contain information regarding the terms of the Merger.

        "SEC" shall mean the Securities and Exchange Commission.

        “SEC Reports” shall mean all forms, reports and documents required to be filed with the SEC since January 1, 1997 pursuant to the Exchange Act or the Securities Act.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        “Services Agreement” shall mean the Services Agreement provided for in Section 6.9.

         "Share or Shares" shall mean the issued and outstanding shares of Common Stock, without par value, of the Company.

        “Solid Waste” means any substance deemed under applicable federal, state, and local laws, statutes, ordinances, and codes to be a waste and also infectious waste, residual waste, hazardous waste, or nuclear/radioactive waste regardless of the level of radioactivity.

        “Statutory Statements” shall mean the audited statutory financial statements (including the notes thereto and all accompanying schedules contained in the “statutory annual statement of the Company and its Subsidiaries as of and for the years ended December 31, 1996, 1997, 1998 and 1999.

        "Stockholder" shall mean a holder of Shares.

        "Subcorp" shall mean APLIC Acquisition Corp., an Oklahoma corporation.

        "Subsidiary" shall mean any of APLIC, DentaCare and Greater South.

        "Subsidiaries" shall mean APLIC, DentaCare Marketing and Administration, Inc. and Greater South Insurance Company.

        “Superior Proposal” shall mean an Acquisition Proposal which, if consummated in accordance with its terms, would result in the holder of all Shares receiving an aggregate cash consideration which is at least ten percent (10%) greater than the Merger Consideration.

        “Surviving Corporation” shall mean Subcorp, as the surviving corporation after the Merger.

        “Tax Returns” shall mean all returns, amended returns, declarations, reports, estimates, information returns and statements required or permitted to be filed under federal, state, local or foreign law relating to Taxes by, or including, the Company or any of its Subsidiaries.

        “Taxes” shall mean all taxes, charges, fees, levies or other assessments of whatever kind or nature, including without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, licenses, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or property taxes, custom duties, fees, assessments or charges of any kind whatsoever (together with any and all interest, penalty or addition to tax).

        “Taxes of the Company” shall mean all Taxes imposed by any taxing authority (federal, state, local or foreign) upon the Company or any of its Subsidiaries.

        "Wakely" shall mean Wakely and Associates, Inc., an independent actuarial firm.

ARTICLE II.
THE MERGER

2.1      The Merger. On or before the Closing Date, all parties named in the Agreement of Merger shall duly execute, acknowledge, and deliver the Agreement of Merger in a number of counterparts which is sufficient to provide duplicate originals for all such parties and their respective counsel and the requisite number of copies for filing pursuant to Merger Law. At or before the Effective Time, and subject to the terms and conditions of this Agreement, the Agreement of Merger shall be filed by the Parties or their duly authorized agents in the appropriate public offices in such jurisdictions as may be necessary or appropriate to give effect to the transactions contemplated hereby. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the Merger Law, the Company shall be merged with and into Subcorp, the separate corporate existence of the Company shall cease, and Subcorp shall continue as the surviving corporation. Subcorp as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

2.2      Effective Time. As promptly as practicable after the Closing, the Parties shall cause the Merger to be consummated by filing a Certificate of Merger as provided in Section 2.1, above. The Merger shall be effective as of the close of business on the date of such filing (the “Effective Time”).

2.3     Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Merger Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and Subcorp shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Subcorp shall become the debts, liabilities and duties of the Surviving Corporation.

2.4      Articles and Certificate of Incorporation; Bylaws; Directors and Officers.

     2.4.1      At the Effective Time, the Certificate of Incorporation of Subcorp, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, unless and until thereafter amended in accordance with the General Corporation Act of the State of Oklahoma ("Oklahoma Law") and such Certificate of Incorporation.

     2.4.2      At the Effective Time, Bylaws of Subcorp, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, unless and until thereafter amended in accordance with Oklahoma Law and the Certificate of Incorporation and such Bylaws.

     2.4.3      The directors and officers of Subcorp immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their successors are elected or appointed and qualified in accordance with Oklahoma Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation. If, at the Effective Time, one or more vacancies shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in accordance with Oklahoma Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation.

2.5      Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of AFC, Subcorp, the Company, or the holder of any Shares:

     2.5.1      Each common share, without par value, of Subcorp which is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, without par value, of the Surviving Corporation, which shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation (the "Surviving Corporation Shares").

      2.5.2      Each Share issued and outstanding immediately prior to the Effective Time, other than any to be canceled pursuant to Section 5.5.3, below, and any Dissenting Shares (as defined in Section 2.7, below), shall be canceled and extinguished and be converted into the right of the holder of record of such Share to receive such holder's Proportionate Part of the Merger Consideration, without interest, upon surrender of the certificate representing such Share.

      2.5.3      Each Share owned by the Company or by any direct or indirect wholly-owned subsidiary of the Company immediately prior to the Effective Time shall be canceled, extinguished, and cease to exist and no cash payment or other consideration shall be made with respect thereto.

2.6      Dissenting Shares.

     2.6.1      Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with Mississippi Law and who, as of the Effective Time, has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.5.2, above, but the holder thereof shall only be entitled to such rights as are granted by Mississippi Law and shall cease to have any other rights with respect to such Shares.

     2.6.2      Notwithstanding the provisions of Section 2.6.1, above, if any holder of Shares who demands appraisal of his Shares under Mississippi Law shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.5.2, above, without interest thereon, upon surrender of the certificate or certificates representing such Shares.

     2.6.3      The Company shall give AFC (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to Mississippi Law received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Mississippi Law. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of AFC, settle or offer to settle any such demands.

2.7      Surrender of Shares; Stock Transfer Books.

     2.7.1      Each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 2.5.2, above, shall thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf; provided that, upon termination of the Exchange Agent's agency, AFC shall require the Exchange Agent to return to AFC any funds then held by the Exchange Agent pursuant to Section 2.7.1, above, and, thereafter, any holder of a certificate or certificates representing Shares canceled upon the Merger pursuant to Section 2.5.2, above, who has not yet surrendered such certificate or certificates as provided in this Agreement shall surrender such certificate or certificates to AFC, which shall be responsible for the payments contemplated by Section 2.5.2, above. AFC agrees that promptly after the Effective Time it shall cause to be distributed to holders of record of Shares as of the Effective Time appropriate materials to facilitate such surrender.

     2.7.2      If payment of cash in respect of canceled Shares is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered, it shall be condition to such payment that the certificate or instrument shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of AFC or the Exchange Agent that such tax either has been paid or is not payable.

     2.7.3      At the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and there shall be no further registration of transfer of such Shares thereafter on the records of the Company. If, after the Effective Time, certificates for Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in Section 2.5.2, above. No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.8      Closing. The closing of the Merger and the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Watkins Ludlam Winter & Stennis, P.A., 633 North State Street, Jackson, Mississippi, on such date within five business days after the satisfaction or waiver of all conditions precedent set forth in Article VII hereof as the parties may agree, or at such other place, time or date as may be mutually agreed upon in writing by the parties (the “Closing Date”). The parties shall use their reasonable efforts to cause the Closing to occur by May 31, 2000, but in any event the Closing shall occur not later than July 31, 2000.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF AFC

AFC represents and warrants to the Company as follows:

3.1      Organization and Authority. AFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Subcorp is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma. Each of AFC and Subcorp has full corporate power, right, and authority to own its properties and assets and to carry on its business as it is now being conducted, and, subject to the conditions set forth in Article VII, to consummate the Merger and to enter into and carry out the transactions contemplated by this Agreement. Each of AFC and Subcorp has all necessary governmental authorizations to own or lease its properties and assets and to carry on its business as now being conducted in all respects material to the financial condition or business of AFC and its subsidiaries taken as a whole.

3.2      Authorization. Subject to satisfaction or waiver of the conditions set forth in Article VII, this Agreement has been duly authorized, executed, and delivered by each of AFC and Subcorp, and no further corporate proceedings on the part of either AFC or Subcorp are or will then be necessary to authorize this Agreement and the transactions contemplated hereby. Subject to satisfaction or waiver of the conditions set forth in Article VII, this Agreement is the legal, valid, and binding obligation of each of AFC and Subcorp, enforceable against them, respectively, in accordance with its terms.

3.3      No Conflict; Required Filings and Consents. Neither the execution, delivery, and performance of this Agreement by each of AFC and Subcorp nor the consummation of the transactions contemplated hereby will:

      3.3.1      Require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) for filings with and/or approval of the state insurance authorities in the State of Mississippi, (ii) for filings under the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended (the "HSR Act"), (iii) filing and recordation of appropriate merger documents as required by the Merger Law, (iv) where the failure to obtain such consents, approvals, authorizations, or permits, or to make such filings or notifications, individually or in the aggregate, would not adversely affect either AFC's or Subcorp's ability to consummate the Merger or otherwise perform its obligations under this Agreement, and (v) for those requirements which become applicable to AFC as a result of the specific regulatory status of the Company or any of its subsidiaries or as a result of any other facts that specifically relate to the business or activities in which the Company or any of its subsidiaries is or proposes to be engaged.

     3.3.2      Violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of AFC or any subsidiary of AFC under any of the terms, conditions, or provisions of (i) the Certificate of Incorporation or By-laws of AFC or any of its subsidiaries, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which AFC or any subsidiary of AFC is a party or by which AFC or any subsidiary of AFC may be bound, or to which AFC or any subsidiary of AFC or the properties or assets of AFC or any subsidiary of AFC may be subject, or (iii) except where such event would not have a material adverse effect on the financial condition or business of Buyer and its subsidiaries taken as a whole, any judgment, ruling, order, writ, injunction, decree, statute, rule, or regulation applicable to AFC or any subsidiary of AFC or to the properties or assets of AFC or any of its subsidiaries.

3.4      Satisfaction of Conditions. AFC is not, as of the date hereof, aware of any reason why the conditions to be satisfied by AFC as set forth in Article VII hereof would not be satisfied on the Closing Date.

3.5      Litigation. There is no action, suit or proceeding pending or, to the knowledge of AFC, threatened against AFC or any affiliate of AFC or any of its properties before any court or arbitrator or any governmental body, agency, or official which in any manner challenges or seeks to prevent, enjoin, alter, or materially delay any of the transactions contemplated hereby.

3.6      Financing. AFC currently has and at the Closing will have adequate capital and available funds to fulfill its obligations hereunder on the Closing Date, subject to fulfillment or waiver of the conditions set forth in Article VI hereof.

3.7      Regulatory Matters. Each of AFC and Subcorp has all necessary permits, licenses, certificates of authority, orders and approvals of, and has made all filings and applications with, all regulatory authorities required in order to permit each of AFC and Subcorp to carry on its business as presently conducted.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to AFC that:

4.1      Organization, Authority and Authorization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. The Company has the full corporate power, right, and authority to own its properties and assets and to carry on its business as it is now being conducted and, subject to the satisfaction of the conditions set forth in Article VII hereof, to enter into and perform its obligations under this Agreement. The Company is duly qualified to do business in the states listed in Schedule 4.1, and is not required to qualify to do business in any state or foreign jurisdiction where it is not already so qualified. The Company has all necessary governmental authorizations and licenses to own or lease its properties and assets, to underwrite insurance, and otherwise to carry on its business as now being conducted. This Agreement has been duly authorized, executed, and delivered by the Company, and, except for the approval of the stockholders of the Company as contemplated by Section 6.5, below, no further corporate proceedings on the part of the Company are or will then be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.2      Company Subsidiaries. The Company has no wholly or partially owned subsidiaries except the following corporations (the "Subsidiaries") with respect to each of which the Company owns 100% of the outstanding capital stock.

                         Subsidiary                            State of Incorporation      Percent of
                                                                                           Ownership

        American Public Life Insurance Company                       Mississippi              100%
        DentaCare Marketing and Administration, Inc.                 Louisiana                100%
        Greater South Insurance Company                              Mississippi              100%

All of the capital stock of each subsidiary, as set forth above, has been validly authorized and issued, is fully paid and nonassessable and is owned directly or indirectly, through one or more subsidiaries, by the Company free and clear of any lien, charge or encumbrance. Such corporations (whether they are subsidiaries of the Company or subsidiaries of a subsidiary of the Company) are herein collectively referred to as a “Subsidiary” or “Subsidiaries.” The accounts of all of the Subsidiaries are consolidated with the accounts of the Company. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Subsidiaries has the corporate power to own its respective property and to carry on its respective business as now being conducted. Each of the Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing as a foreign corporation, as the case may be, in each jurisdiction in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary. A list of such jurisdictions is set forth with reference to any such Subsidiary in Schedule 4.2. For purposes of this Agreement, a “subsidiary” shall mean any corporation, partnership, limited liability company, or other entity of which the Company, directly or indirectly, through APLIC or otherwise, is the beneficial owner of capital stock or other equity interest.

4.3      Capitalization of the Company, APLIC, DentaCare, and Greater South.

     4.3.1      The authorized capital stock of the Company consists of 25,000,000 shares of preferred stock, $1.00 par value (the "Preferred Shares"), none of which are issued or outstanding, and 50,000,000 Shares, of which 1,099,278 Shares are issued and outstanding and no Shares are held in the Treasury of the Company. All of the issued and outstanding Shares have been validly issued and are fully paid and nonassessable. There are no other shares of capital stock or other equity securities of the Company outstanding and there are no outstanding options, warrants, scrip, preemptive or other rights to subscribe to or purchase, calls, commitments, or agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of the Company. As of March 20, 2000, there were 1,581 holders of record of Shares. The Company has delivered to AFC a stockholders list showing the names, addresses, and number of Shares held by each stockholder, and such list is accurate and complete, except to the extent that the address for any stockholder is no longer current.

     4.3.2      The authorized capital stock of APLIC consists of 500,000 shares of common stock, par value $50.00 per share (the "APLIC Shares"), of which 52,844 APLIC Shares are issued and outstanding and no APLIC Shares are held in Treasury.

All of the issued and outstanding APLIC Shares have been validly issued and are fully paid and nonassessable. There are no other shares of capital stock or other equity securities of APLIC outstanding and no outstanding options, warrants, scrip, preemptive or other rights to subscribe to or purchase, calls, commitments, or agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of APLIC. The Company owns all of the issued and outstanding APLIC Shares free and clear of all liens, claims, security interests, or other encumbrances whatsoever.

     4.3.3      The authorized capital stock of DentaCare consists of 1000 shares of common stock (the "DentaCare Shares"), of which 1,000 DentaCare Shares are issued and outstanding and no DentaCare Shares are held in Treasury. All of the issued and outstanding DentaCare Shares have been validly issued and are fully paid and nonassessable. There are no other shares of capital stock or other equity securities of DentaCare outstanding and no outstanding options, warrants, scrip, preemptive or other rights to subscribe to or purchase, calls, commitments, or agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of DentaCare. APLIC owns all of the issued and outstanding DentaCare Shares free and clear of all liens, claims, security interests, or other encumbrances whatsoever.

     4.3.4      The authorized capital stock of Greater South consists of 1,000,000 shares of common stock (the "Greater South Shares"), of which 1,000 Greater South Shares are issued and outstanding and no Greater South Shares are held in Treasury. All of the issued and outstanding Greater South Shares have been validly issued and are fully paid and nonassessable. There are no other shares of capital stock or other equity securities of Greater South outstanding and no outstanding options, warrants, scrip, preemptive or other rights to subscribe to or purchase, calls, commitments, or agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of Greater South. APLIC owns all of the issued and outstanding Greater South Shares free and clear of all liens, claims, security interests, or other encumbrances whatsoever.

4.4      Organizational Documents. The Company has heretofore furnished to AFC complete and correct copies of the Articles or Certificate of Incorporation and Bylaws, or equivalent organizational documents, each as amended to date, of the Company and each of the Subsidiaries. All of such Articles or Certificate of Incorporation and Bylaws, or equivalent organizational documents, are in full force and effect. There are no amendments to such Articles or Certificate of Incorporation, By-laws or equivalent organizational documents which are not reflected in the copies furnished to AFC. Neither the Company nor any of the Subsidiaries is in violation of any of the provisions of its Articles or Certificate of Incorporation or Bylaws or equivalent organizational documents.

4.5      No Conflict, Required Filings and Consents. Neither the execution, delivery, and performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby will:

     4.5.1      Require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) for filings with and/or approval of the state insurance authorities in the States of Mississippi and

Oklahoma and those states listed in Schedule 4.5.1, (ii) for filings under the HSR Act, (iii) in connection with the Exchange Act, Blue Sky Laws, and filing and recordation of appropriate merger documents as required by Merger Law, and (iv) where the failure to obtain such consents, approvals, authorizations, or permits, or to take such filings or notifications, individually or in the aggregate, would not adversely affect its ability to consummate the Merger or otherwise perform its obligations under this Agreement.

     Except for preacquisition notification filings with the state insurance authorities in the states listed in Schedule 4.5.1 no notice to, filing with, authorization of, exception by, or consent or approval from any third party is required to be made or obtained by AFC or the Company prior to the Closing in order for AFC to maintain, from and after the Closing Date, the insurance licenses of the Company and the Subsidiaries in effect on the date hereof.

     4.5.2      Violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or, assets of the Company or any subsidiary of the Company under any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws, or equivalent organizational documents, of the Company or any of the Subsidiaries, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound, or to which the Company or any Subsidiary or the properties or assets of the Company or any Subsidiary may be subject, or (iii) any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Subsidiary or to the properties or assets of the Company or any of the Subsidiaries.

4.6      SEC Filings. The Company has filed all forms, reports, and documents required to be filed with the Securities and Exchange Commission (the “SEC”) since January 1, 1997, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “SEC Reports”), and has heretofore delivered to AFC, in the form filed with the SEC, its (a) Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1997, 1998, and 1999 respectively, (b) its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1999; (c) all proxy statements relating to the Company’s meetings of stockholders (whether annual or special) held since January 1, 1997, and (d) all other reports and registration statements filed by the Company with the SEC since January 1, 1997. The SEC Reports were prepared in accordance with the requirements of the Securities Act of 1933, as amended, or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading.

4.7      GAAP Financial Statements.

     4.7.1      The Company has previously furnished AFC a true and correct copy of (i) the consolidated balance sheets of the

Company and the Subsidiaries at December 31, 1996, 1997, 1998 and 1999 and the related consolidated statements of operations and consolidated statements of cash flows, and the related notes thereto, for each of the years then ended, reported upon by Deloitte & Touche LLP, independent certified public accountants, (collectively, the "GAAP Financial Statements"). The GAAP Financial Statements have been prepared in conformity with GAAP. The consolidated balance sheets of the Company and the Subsidiaries as at December 31, 1996, 1997, 1998 and 1999 constituting a part of the GAAP Financial Statements, are true and correct and fairly present the financial condition of the Company and its Subsidiaries as of the respective dates thereof. The consolidated statements of operations and statements of cash flows of the Company and the Subsidiaries for the periods ended December 31, 1996, 1997, 1998 and 1999 constituting a part of the GAAP Financial Statements, are true and correct and fairly present the results of operations of the Company and the Subsidiaries for the periods indicated. For the purposes of this Agreement, all financial statements of the Company and its Subsidiaries shall be deemed to include the notes to such financial statements.

     4.7.2      Neither the Company nor any of its Subsidiaries has any Liability or Obligation which has not been:

     (a) reflected on the Consolidated Balance Sheet and in the notes thereto of the Company and the Subsidiaries as of dated December 31, 1999 constituting a part of the GAAP Financial Statements (the "1999 Balance Sheet"); or

     (b) specifically described in any of the Schedules furnished to AFC in connection herewith; or

     (c) incurred, consistent with past practices, in or as a result of the ordinary course of business since December 31, 1999, none of which is material in amount;

     4.7.3      Except for the litigation matters described in Schedule 4.10, there are no Liabilities or Obligations of, or any legal basis for any Liabilities or Obligations of, the Company or any of the Subsidiaries which might result in a reduction in excess of $50,000 in the consolidated net worth of the Company or any of the Subsidiaries from that shown in the 1999 Balance Sheet or any charge against consolidated net earnings of the Company or any of the Subsidiaries in excess of $50,000, except as expressly disclosed by this Agreement or the Schedules, financial data and other material submitted in connection herewith.

      4.7.4      Since December 31, 1999 neither the Company nor any of the Subsidiaries has engaged in any material transaction outside the ordinary course of its business and there has not been, occurred or arisen since December 31, 1999;

     (a) any material adverse change in the consolidated financial condition or in the operations of the business of the Company or any of the Subsidiaries from that shown on the 1999 Balance Sheet and the related consolidated statements of operations; or

      (b) any damage or destruction in the nature of a casualty loss, or interference with its business from such loss or from any labor dispute or court or governmental action, order or decree, whether covered by insurance or not, materially and adversely affecting the properties or business of the Company or of any of its Subsidiaries; or

     (c) any increase, except increases given in accordance with prior practice, in the compensation payable or to become payable by the Company or any of the Subsidiaries to officers of the Company or any of its Subsidiaries or salaried employees of the Company or any of the Subsidiaries whose annual remuneration exceeded $60,000, or any increase in the benefits, regardless of amount, in any bonus, insurance, pension or other plan, program, payment or arrangement with respect to employee benefits made to, for or with any officers or employees; or

     (d) any extraordinary loss (as defined in Opinions No. 9 and No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants) suffered by the Company or any of the Subsidiaries, or any waiver by the Company or any of its Subsidiaries or any rights which are material to the Company or to any of its Subsidiaries; or

      (e) any other event, condition or statement of facts (other than the general state of the national economy and proposed federal legislation or regulation) of any character which, to the best of the knowledge of the Company, materially and adversely affects or could reasonably be expected to affect the results of operations or business or financial condition of the Company or of any of the Subsidiaries.

4.8      Statutory Financial Statements. The audited statutory consolidated financial statements (including the notes thereto and all accompanying schedules contained in the “statutory blanks”) of APLIC as and for the years ended December 31, 1996, 1997, and 1998 and 1999 (the “Statutory Statements”), have been prepared in conformity with actuarial principles and accounting practices prescribed or permitted by the Mississippi Department of Insurance (the “Department of Insurance”), are in accordance with the related insurance, coinsurance and reinsurance contracts issued or assumed by APLIC, and present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of APLIC at the dates stated therein and the results of operations of APLIC for the periods then ended on the basis of accounting and actuarial practices described herein. Copies of the Statutory Statements have been previously delivered by the Company to AFC. The GAAP Financial Statements and the Statutory Statements contain adequate reserves and such reserves make good and sufficient provisions for all insurance and other obligations of the Company and each of the Subsidiaries. All reserves have been opined upon as reasonable and adequate as of the date opined upon by a qualified actuary, and all reserves have been stated upon the basis of prior practices and procedures.

4.9      Recent Results. At February 29, 2000, APLIC had statutory capital and surplus of not less than $6.5 million before giving effect to any reduction in APLIC’s reserves since December 31, 1999. Schedule 4.9 is an accurate and complete summary of the production of the claims department(s) of the Company and the Subsidiaries for the year 1999 and for the months of January and February 2000.

4.10      Litigation. (a) Except as set forth in Schedule 4.10, there is no action, suit, proceeding, or investigation pending or to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any Affiliate of the Company or any Subsidiary or any of their respective properties before any court, arbitrator, or governmental body, agency, or official, nor, to the knowledge of the Company, is there any basis for any of the same, (i) which in any manner challenges or seeks to prevent, enjoin, alter, or delay any of the transactions contemplated hereby; (ii) which might materially and adversely affect the financial condition or business of the Company or of any of the Subsidiaries or the conduct of the Company or any of the Subsidiaries’ businesses, (iii) involving any claims exceeding potential liability (including costs of defense and attorneys’ fees) whether or not covered by insurance in an amount in excess of $25,000 with respect to the individual suit, action, proceeding or investigation or potential liability (including costs of defense and attorneys’ fees) whether or not covered by insurance or $50,000 in the aggregate of all such suits, actions, proceedings or investigations, except workers compensation, automobile accident and other routine claims wholly covered by existing insurance (including costs of defense and attorneys’ fees); (b) there are no outstanding judgments, decrees, or orders against the Company or any Subsidiary enjoining any of them in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area, and (c) there are no existing violations by the Company or any of the Subsidiaries of any federal, foreign, state, or local laws, regulations, or orders which, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        For purposes of this Agreement, the term “Material Adverse Effect” shall mean any change, event, occurrence, or effect on the business of the Company or any Subsidiary that is or will be materially adverse to the business operations, assets, properties, liabilities, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

4.11      Absence of Changes in Events. Since December 31, 1999, there has been no change in the business operations, assets, properties, liabilities, prospects, or condition (financial or otherwise) of the Company or any of the Subsidiaries, and no occurrence, circumstance, event, or combination thereof which reasonably could be expected to result in any such change, which constitutes or may reasonably be expected to have a Material Adverse Effect.

4.12      Reports. Since December 31, 1996, the Company has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Department of Insurance, and (b) any applicable state or foreign insurance or licensing authorities (all such reports and statements are collectively referred to herein as the “Company Reports”). As of their respective dates, the Company Reports complied with the statutes, rules, and regulations enforced or promulgated by the regulatory authority with which they were filed, and no material deficiencies have been asserted by any regulatory authority nor have there been any disagreements with the independent auditors in connection with such Company Reports, or, if asserted, such deficiencies or disagreements have been resolved to the satisfaction of the regulatory authority asserting the deficiency or the independent auditors asserting the disagreement.

4.13      Proxy Statement. Neither the proxy statement to be sent to the stockholders of the Company in connection with the meeting of the Company’s stockholders to consider the Merger (the “Company Stockholders’ Meeting”) or the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, is herein referred to as the “Proxy Statement”), will, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders and at the time of the Company Stockholders’ Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders’ Meeting which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any AFC information. The Proxy Statement will comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder.

4.14       Registration Rights. No person has a right to require the Company to register the offer or sale of any Shares, nor does the Company have any obligations to register the offer or sale of any Shares.

4.15      Properties.

     4.15.1      Schedule 4.15.1 sets forth a list of all real property owned by the Company or any of the Subsidiaries ("Owned Realty"). Included in Schedule 4.15.1 are true, correct and complete copies of owners title insurance policy no. Z-308544 issued by Mississippi Valley Title Insurance Company and Old Republic National Title Insurance Company dated March 7, 1994 at 8:00 a.m. in favor of American Public Life Insurance Company and covering the real property owned by American Public Life Insurance Company and located at 2305 Lakeland Drive, Jackson, Rankin County, Mississippi and owners title policy no. AZ 114105 issued by Title Insurance Company of Minnesota dated November 27, 1979 at 3:55 p.m. in favor of American Public Life Insurance Company and covering the real property owned by American Public Life Insurance Company and located at 480 Woodrow Wilson, Jackson, Hinds County, Mississippi (collectively, the "Title Policies"). Except as may be reflected in Schedule 4.15.1, and except for such imperfections of title as do not materially affect the value of any such personal or real property reflected in the GAAP Financial Statements or acquired since the date of such statements and which do not materially interfere with or impair the present and continued use of any such property, the Company or one or more of the Subsidiaries has good and marketable title, free and clear of any liens, claims, charges, options or other encumbrances, to all of the personal and real property reflected in the GAAP Financial Statements or Statutory Statements or listed on Schedule 4.15.1 and all personal and real property acquired since the respective dates of the GAAP Financial Statements or Statutory Statements, except such personal and real property as has been disposed of in the ordinary course of business since December 31, 1999.

      4.15.2      Schedule 4.15.2 sets forth a list and information as of the date hereof of all leases of real property, identifying separately each ground lease, to which the Company or any of the Subsidiaries is a party (collectively, the "Leases"). There are no material liabilities, contingent or otherwise, with respect to the Owned Realty or leased real property of the Company or any of its subsidiaries, for environmental matters or otherwise, that are not adequately insured against. The Leases are in full force and effect and, as of the date of this Agreement, neither the Company nor any of its subsidiaries has received a notice of default or termination with respect to any such Leases. Except as set forth on Schedule 4.15.2, there has not occurred any event which would, with notice or lapse of time or otherwise, constitute a breach by the Company or any of its subsidiaries of, or default by the Company or any of its subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease.

     4.15.3      Schedule 4.15.3 sets forth a correct list of all names, logos, marks, symbols, trade names, trademarks, service marks, copyrights and patents used by the Company or any of the Subsidiaries in the conduct of their respective businesses and all filings, registrations or issuances of any of the foregoing with or by any federal, state, local, or foreign regulatory, administrative, or governmental office or offices. All of the foregoing are owned by the Company or one of the Subsidiaries free and clear of all liens, claims, rights of use, encumbrances, or other restrictions. Except as provided in Schedule 4.15.3, the respective businesses of the Company and the Subsidiaries have not been conducted in contravention of any trademark, copyright, or other proprietary right of any third party, and neither the Company nor any of the Subsidiaries has received notice of any claim that any such names, logos, marks, symbols, trade names, trademarks, service marks, copyrights, patents, or other similar property rights listed on Schedule 4.15.3 is not valid or enforceable by its owner as stated on Schedule 4.15.3, or infringes upon any trademark, service mark, trade name, copyright, patent, or intellectual property right of any third party.

     4.15.4      Schedule 4.15.4 sets forth a correct summary of the investment portfolio of the Company and the Subsidiaries as of March 31, 2000, including the amounts invested and the market value in each category of governmental, debt, and other fixed maturities, cash, and short- term investments and equity securities, the Standard and Poor's or Moody's ratings of such investments, and the average maturities of the bond portfolio. Since March 15, 2000, there has not been any material change in the composition of the investment portfolio.

4.16      Taxes.

     4.16.1      Except as set forth in Schedule 4.16.1, (i) the Company and the Subsidiaries have filed all tax returns which are required to be filed and has paid all Taxes which have become due pursuant to such tax returns or pursuant to any assessment which has become payable; (ii) all such tax returns are complete and accurate and disclose all Taxes required to be paid; (iii) all such tax returns have been examined by the relevant taxing authority or the period for assessment of the Taxes in respect of which such tax returns were required to be filed has expired; (iv) there is no action, suit, investigation, audit, claim or assessment pending or proposed or, to the knowledge of the Company, threatened with respect to Taxes, and, to the best of the Company's knowledge, no basis exists therefor; (v) the Company and the Subsidiaries have not waived or been requested to waive any statute of limitations in respect of Taxes; (vi) all monies required to be withheld by the Company and the Subsidiaries, as the case may be; (vii) no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code; and (viii) following the Closing Date, pursuant to any agreement or arrangement entered into by the Company or any Affiliate thereof on or prior to the Closing Date, the Company and the Subsidiaries will not be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

     4.16.2      The statute of limitations for the assessment of federal income taxes of the Company and all of the Subsidiaries has expired for each period through December 31, 1995 and no waivers of any applicable statutes of limitations are outstanding.

     4.16.3      No deficiency or adjustment for any Taxes of the Company, the Subsidiaries or of any other member of the group included in the consolidated federal income tax returns filed by the Company (the "Consolidated Group") not yet paid has been proposed in writing or assessed. The Company and all of the Subsidiaries are the only members of the Consolidated Group for the years 1996, 1997, 1998 and 1999. There are no pending or, to the best of the Company's knowledge, threatened federal, state, local, or foreign tax audits of the Company or of any other member of the Consolidated Group for years in which the Company or any of the Subsidiaries was a member of the Consolidated Group.

4.17      1999 Tax Return. The Company has duly filed its consolidated federal income tax return for its fiscal year ended December 31, 1999 and has duly elected to use all net operating losses, if any, as tax deductions for taxable years ending after December 31, 1999, irrespective of the taxable year in which such net operating losses were incurred.

4.18       Employees and Benefits.

     4.18.1      There are no labor or collective bargaining agreements binding upon the Company or any of its subsidiaries. Except under Plans (as defined below), neither the Company nor any of its subsidiaries has any obligation, contingent or otherwise, under any employment, consulting, retirement, or severance agreements.

     4.18.2      Schedule 4.18.2 sets forth a complete list of all pension plans, as defined in Section 3(2) of ERISA, maintained by the Company or any of the Subsidiaries (each, a "Pension Plan"), all welfare plans, as defined in Section 3(l) of ERISA, maintained by the Company or any of its Subsidiaries (such welfare plans and the Pension Plans being hereinafter referred to as "ERISA Plans"), and all other incentive, fringe benefit, vacation, or leave plans, policies, or arrangements maintained by the Company or any of the Subsidiaries (collectively, the "Plans"). Neither the Company nor any of the Subsidiaries maintains or contributes to any "multi-employer plan" as that term is defined at Section 4001(a)(3) of ERISA, and neither the Company nor any of the Subsidiaries has incurred any material liability under Section 4062, 4063, 4064, 4069, 4071 or 4201 of ERISA. Each Pension Plan which is intended to be qualified under Section 401 (a) of the Code has been determined by the Internal Revenue Service so to qualify, and there are no facts in existence which might adversely affect such qualification. None of the ERISA Plans has provided a benefit which is a "Disqualified Benefit" (as such term is defined in Code Section 4976(b)) for which an excise tax would be imposed. Nothing has been done or omitted to be done with respect to any ERISA Plan that would result in any material liability on the part of the Company or any of its subsidiaries under Part 5 of Title I or Title IV of ERISA or Section 4975 of the Code. No "reportable event", as defined in Section 4043 of ERISA, has occurred with respect to any Pension Plan subject to Title IV of ERISA. Except for continuation of health coverage to the extent required under Section 4980B of the Code, and except as specifically set forth in Schedule 4.18.2, there are no unfunded obligations under any ERISA Plan providing benefits after termination of employment. There is no accumulated funding deficiency as defined in Section 302 of ERISA or Section 412 of the Code with respect to any Pension Plan. The Company has made, and has caused all of the Subsidiaries to make, all quarterly contributions required under Section 412(m) of the Code, and has made or will make, and has caused or will cause the Subsidiaries to make, prior to the Closing Date, all payments and contributions

(including insurance premiums) for benefits accrued prior to the Closing Date, whether or not due and payable before that date, to each ERISA Plan, and all payments and contributions required under the terms of such Plans. With respect to each Pension Plan which is subject to Title IV of ERISA, as of the Closing Date, the current fair market value of the Plan assets exceeds the present value of all benefit liabilities as defined in Section 4001(a)(16) of ERISA.

     4.18.3      Each Plan and ERISA Plan subject to ERISA is and has been in the past maintained and operated in all material respects in compliance with ERISA and all applicable requirements under the Code and other applicable federal and state laws. Each Plan and ERISA Plan has been administered and operated in all respects in compliance with the applicable requirements of Section 1962(b)(1)(A), (B) and (C) of the Social Security Act and Sections 4980B and 5000 of the Code, and neither the Company nor any of its subsidiaries is subject to any liability, including but not limited to taxes (excise or otherwise), additional contribution requirements, fines, penalties, or loss of tax deductions, as a result of such administration and operation. All reporting and disclosure requirements under the Code and ERISA applicable to any Plan or ERISA Plan have been complied with, and there are no currently pending or, to the best of the Company's knowledge, threatened actions or claims against or with respect to any Plan, ERISA Plan, the Company or any of the Subsidiaries, or any fiduciary of a Plan or ERISA Plan. No Plan or ERISA Plan and no fiduciary of any such Plan is currently the subject of a pending audit or examination by the Department of Labor or the Internal Revenue Service nor, to the best of the Company's knowledge, is any such audit or examination threatened or anticipated. The directors, officers, and employees of the Company and the Subsidiaries, to the extent any of them are fiduciaries with respect to any Plan or ERISA Plan, have not breached any of their responsibilities or obligations imposed upon them as fiduciaries under ERISA or taken any action or failed to act in any way which could result in any claim being made under, by, against, or on behalf of any Plan or ERISA Plan (other than routine claims for benefits due) by any party with standing to make such claim. The execution and consummation of the transactions contemplated by this Agreement do not constitute a triggering event under any Plan, ERISA Plan, policy, arrangement, statement, commitment, or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee, former employee, or director of the Company or any of the Subsidiaries.

     4.18.4      There are no incentive, bonus, parachute, or other employee merit or change of control agreements or arrangements between the Company or any of the Subsidiaries and any current or former employee thereof other than (i) Plans listed in Schedule 4.18.4, or (ii) arrangements which are not material to the financial condition or business of the Company or any of the Subsidiaries.

      4.18.5      Neither the Company nor any of the Subsidiaries is a party to any employment agreement providing for base compensation in excess of $50,000 per year, except as listed on Schedule 4.18.5.

     4.18.6      Except as disclosed on Schedules 4.18.4 and 4.18.5, there are no employment, deferred compensation,

consulting, severance, or other agreements with officers or directors of the Company or any of the Subsidiaries of a nature which would be required to be disclosed in Form 10-K filed under the Exchange Act.

     4.18.7      Any reference to ERISA or the Code or any section thereof shall be construed to include all applicable regulations and administrative rulings issued thereunder.

     All obligations, of the Company and the Subsidiaries, whether arising by operation of law, contract, agreement, or otherwise, for payments to trusts or other funds or to any governmental agency or to any employees, directors, officers, agents, or any other individual (or any of their respective heirs, legatees, beneficiaries, or legal representatives) with respect to profit sharing, pension or retirement benefits, or any other employee benefit of any kind whatsoever will have been paid, or adequate accruals in accordance with GAAP for such payments will be reflected on the books of account of the Company for the period covered thereby. All legally enforceable obligations of the Company and the Subsidiaries, whether arising by operation of law, contract, agreement, or otherwise, for bonuses or other forms of compensation or benefits which are, or may become, payable to its employees, director, officers, agents, or any other individual (or their respective heirs, legatees, beneficiaries or legal representative) with respect to periods ending on or before the Effective Date of the Merger have been paid, or adequate accruals for payment thereof will be made prior to the Effective Time.

     4.18.8      The Company's books of account and GAAP Financial Statements provide for vested vacation entitlement in accordance with Statement of Financial Accounting Standards No. 43.

     4.18.9      The Company and each Subsidiary maintain complete and accurate records of all furniture, fixtures and equipment owned by them and the basis upon which the same is depreciated for federal income tax purposes. All of the items of furniture, fixtures and equipment reflected in the 1999 Balance Sheet are owned by the Company and its Subsidiaries, free and clear of all claims, liens, encumbrances, security interests and other rights of third parties. Schedule 4.18.9 is a complete and accurate description of each computer software program and system which the Company or any of its Subsidiaries owns or is licensed to use in connection with its business operations. Each such program or system which is owned by the Company and of its Subsidiaries is complete and proprietary to the Company or such Subsidiary, and is not subject to any lien, claim, encumbrance, security interest, right, restriction, option or purchase obligation held by any Person. Each such program and system which is licensed to the Company and any Subsidiary is held by a valid, legal and binding license agreement which is in full force and effect, and no event has occurred which would constitute an event of default by the Company or any Subsidiary thereunder or which, with the lapse of time or the giving of notice or both, would constitute an event of default by the Company or any Subsidiary under such license agreement.

4.19      Agreements, Contracts and Commitments.

     4.19.1      The Company has listed on Schedule 4.19.1 all contracts, agreements and instruments which are in any single case of material importance to the conduct of the business of the Company or any of the Subsidiaries, together with true and correct copies of each such document and a written description of each oral arrangement so listed. Without limiting the generality of the foregoing, the aforesaid list includes all the contracts, agreements and instruments of the following types to which the Company and any of the Subsidiaries is a party (without regard to whether such contracts, agreements and instruments are material):

     (a) any collective bargaining agreements or any agreements that contain any severance pay liabilities or obligations,

     (b) labor union contracts together with a list of all labor unions representing or, to the Company's best knowledge, attempting to represent employees of the Company or any Subsidiary;

     (c) any bonus, deferred compensation, pension, profit sharing, retirement, stock option, stock bonus, stock purchase, hospitalization, insurance, vacation pay plan, programs or other similar employee benefit arrangements,

     (d) any employment agreement, contract or commitment with an employee having more than one year to run from December 31, 1999, or to pay any employee more than $60,000 per annum,

     (e) any agreement of guarantee or indemnification running from the Company or any of the Subsidiaries to any person or entity other than to a Subsidiary,

     (f) any agreement, contract or commitment which might reasonably be expected to have a potential material adverse impact on the business of the Company or any of the Subsidiaries,

     (g) any agreement, loan agreement, promissory note, indenture or other instrument for borrowed money and any agreement or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its common stock or any other outstanding securities,

     (h) any agreement, contract or commitment containing any covenant limiting the freedom of the Company or any of the Subsidiaries to engage in any line of business or compete with any person,

     (i) any mortgage, deed of trust, security agreement, pledge, pledge agreement or other form of agreement creating a lien, encumbrance or restriction on any asset owned by the Company or any of the Subsidiaries,

     (j) any agreement, contract or commitment relating to capital expenditures in excess of $50,000 and involving future payments,

     (k) any contracts or agreements with other persons engaged in sales or distributing activities, and advertising contracts, which are not terminable by the Company, or the Subsidiaries, without liability upon termination notice of thirty days or less;

      (l) written or oral agreements, understandings and arrangements with officers, directors, employees, shareholders or agents relating to present or future compensation of, or other benefits available to, such persons;

     (m) contracts, and other arrangements of any kind, whether oral or written, with any director, officer, or shareholder of the Company or any of the Subsidiaries;

     (n) during the five years preceding the date hereof, been a party to any contract with the Department of Defense or any other department or agency of the United States government, or to any subcontract under any such contract, which is subject to renegotiation under the Renegotiation Act of 1951, as amended,

     (o) leases of real or personal property as to which the Company or any of the Subsidiaries is the tenant with terms in excess of 12 months and annual rental in excess of $20,000, or

     (p) any agreement, contract or commitment not made in the ordinary course of business which involves $50,000 or more or has a remaining term of one year or more from December 31, 1999 or is not cancelable on six months' or less notice without penalty.

     (q) Neither the Company nor any of the Subsidiaries has breached, nor is there any claim or any legal basis for a claim that the Company or any of the Subsidiaries has breached, any of the terms or conditions of any agreement, contract or commitment set forth in any of the Schedules attached to this Agreement or of any other agreement, contract or commitment, if any such breach or breaches in the aggregate could result in the imposition of damages or the loss of benefits to the Company or to any of the Subsidiaries. All of the leases of real or personal property described in Schedule 4.19.1 in respect of which the Company or any Subsidiary is the tenant are valid, in full force and effect, and enforceable in accordance with their terms and there are no defaults thereunder and no waiver or indulgence has been granted by any of the landlords under such leases and, in the case of each lease, the Company or the Subsidiaries have been in peaceable possession since the commencement of the original term of such lease. Except as set forth in Schedule 4.19.1 each of such leases grants the leasehold it purports to grant.

      4.19.2      Schedule 4.19.2 is a true and accurate list of all persons who have been appointed as managing general agents, independent general agents, general agents and agents for the purpose of soliciting, procuring and taking applications for policies of insurance issued by the Company and its Subsidiaries. Each of the persons listed on Schedule 4.19.2 is a party to a valid, binding and legally enforceable agreement with the Company and any of its Subsidiaries which provides, among other things, for the terms upon which such Persons are entitled to receive the payment of commissions and other compensation from the Company and any of its Subsidiaries in the form(s) included in Schedule 4.19.2 (the "Agent Agreements"). Schedule 4.19.2 includes true and correct copies of each Agent Agreement. All of the Agent Agreements are in full force and effect and have not been modified, supplemented or replaced.

4.20      Reinsurance. Schedule 4.20 contains a complete and correct list as of the date hereof of all reinsurance agreements to which the Company or any of the Subsidiaries is a party and the types and amounts of all coverages. All of such reinsurance agreements are in full force and effect, no default exists thereunder, all premiums or ceding commissions which are due thereon have been paid, none of such reinsurance agreements require the consent or approval of the reinsurer to the consummation of the transactions contemplated by this Agreement.

4.21      No Defaults under Contracts or Agreements. Without limiting any of the representations and warranties of the Company contained in this Article IV, all material contracts and other agreements to which the Company or any of the Subsidiaries is a party are valid and in full force and effect, and neither the Company nor any of the Subsidiaries is in violation of or in default under any lease, contract, mortgage, promissory note, deed of trust, loan, or other commitment or arrangement, which violation or default would constitute a material violation or default thereunder.

4.22       Compliance with Laws; Environmental Matters.

     4.22.1      Each of the Company and the Subsidiaries has all permits, licenses, certificates of authority, orders, and approvals of, and have made all filings, applications, and registrations with, federal, state, local, or foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as presently conducted or to own its properties as and where presently owned; such permits, licenses, certificates of authority, registrations, orders, and approvals are in full force and effect in all material respects. The conduct of their respective businesses by the Company and the Subsidiaries including, without limitation the ownership and/or use of any property owned, leased and/or used by the Company and the Subsidiaries, has not violated or infringed, and does not violate or infringe, any applicable domestic (federal, state, or local) or foreign law, statute, ordinance, license, or regulation now in effect. No event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation, suspension, or termination of any permits, licenses, certificates of authority, orders, or approvals held by or affecting the Company or any of the Subsidiaries. Without limiting the generality of the foregoing provisions of this Section 4.22, each of the Subsidiaries has all necessary permits, licenses, certificates of authority, orders and approvals of, and has made all filings and applications with, all state insurance and other regulatory authorities, including without limitation the Department of Insurance and all other state and federal insurance regulatory agencies, required in order to permit the Subsidiaries to carry on their respective businesses as presently conducted. None of the Subsidiaries has been a party to any investigation or proceeding instituted by any such state insurance authority, and none of the Subsidiaries is in violation of, or has infringed, any statute, regulation, ordinance, or license or been subject to any judgment, ruling, injunction, or order of any such state insurance authority.

     4.22.2      Schedule 4.22.2 includes a list of all franchises, licenses, permits, consents, authorizations, approvals and certificates necessary for the Company and the Subsidiaries to carry on their respective businesses as presently conducted (collectively, the "Permits"), each of which currently is owned by the Company or one of the Subsidiaries, as indicated on Schedule 4.22.2, and is valid and in full force and effect. Except as set forth in Schedule 4.22.2, neither the Company nor any of the Subsidiaries is in violation of any of the Permits, and there are no pending or, to the Company's knowledge, threatened proceedings which could result in the revocation, cancellation, or inability of the Company or any of its subsidiaries to renew any Permit.

     4.22.3      There are no conditions at, in, on, under, or related to the Company or any of the Subsidiaries or their respective properties which pose a hazard to human health or the environment, other than such conditions which are in compliance with applicable Environmental Laws. The Company and the Subsidiaries are in compliance with all applicable Environmental Laws, and there is no production, use, treatment, storage, transportation, handling, discharge, disposal, arrangement for disposal, or release or threatened release of any Hazardous Substance or Solid Waste in violation of applicable Environmental Law at, in, on, under, from, or over any real property owned, leased, or used by the Company or any of the Subsidiaries or into or upon or over soil, surface water, or groundwater at, on, or under any real property owned, leased, or used by the Company or any of the Subsidiaries. At, on, or under the real property owned, leased, or used by the Company or any of the Subsidiaries, other than in compliance with all applicable Environmental Laws, there is no: (i) asbestos-containing material, (ii) radon, or (iii) PCB--containing electrical transformers or other equipment or machinery which contains or has contained PCBs.

4.23      Brokers and Finders. Except for Legg Mason, a copy of whose engagement agreement is provided as Schedule 4.23, neither the Company nor any of the Subsidiaries nor any of their respective officers, directors, or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder’s fees, and no broker or finder has acted, directly or indirectly, for the Company, in connection with this Agreement or the transactions contemplated hereby. The fees of Legg Mason or any other financial advisor, finder or broker incurred by the Company or any of the Subsidiaries in connection with the transactions contemplated hereby will be paid by the Company, subject to the provisions of Section 11.3 of this Agreement.

4.24      Regulatory Agreements. Neither the Company nor any of the Subsidiaries is a party to or has received notice of an impending supervisory agreement, memorandum of understanding, consent order, cease and desist order, or condition of any regulatory order or decree with or by the Department of Insurance or any other regulatory authority that relates to the conduct of the business of the Company or any of the Subsidiaries, and, to the Company’s knowledge, no event has occurred which could result in any supervisory agreement, memorandum of understanding, consent order, cease and desist order, or condition of any regulatory order or decree with or by the Department of Insurance or any other regulatory authority that relates to the conduct of the business of the Company or any of the Subsidiaries.

4.25      Dividends. Since December 31, 1999, neither the Company nor any of the Subsidiaries has declared or paid any dividend to any stockholder or made any other distribution with respect to its shares of stock.

4.26      Actuarial Opinion. Schedule 4.26 is a true, correct and complete copy of the actuarial opinion of Wakely dated February 14, 2000 regarding the adequacy of the insurance reserves of the Company and its Subsidiaries as of December 31, 1999 which has been prepared in accordance with Section 7 of NAIC Model Actuarial Opinion and Memorandum (the “

Wakely Opinion”). The factual information supplied by the Company and the Subsidiaries to Wakely for the purpose of preparation of the Wakely Opinion was true, accurate, correct and complete at the time such factual information was furnished. The Company has no reason to believe that the assumptions upon which the Wakely Opinion is based are invalid, inaccurate or unreasonable.

4.27       Investments. The Company and each of the Subsidiaries is in compliance with the Company's investment policy guideline statement.

4.28      Completeness of Documents Furnished by Company. The copies of the Certificate of Incorporation and By-laws of the Company and each of the Subsidiaries, each as amend, and of all leases, instruments, agreements and other documents (including all Schedules and documents delivered pursuant to this Agreement) which have been or will be delivered to AFC pursuant to the terms of this Agreement or in connection with the transactions contemplated hereby, are, or if not now delivered, will when delivered, be complete and correct.

4.29      Minute Books. All corporate minute books of the Company and the Subsidiaries have been maintained in accordance with applicable corporate law and are current and complete in all material respects.

4.30      Books of Account. The Company and each of the Subsidiaries has maintained its respective books of account in the usual, regular and ordinary manner and, between the date of this Agreement and the Effective Time, the Company and each of the Subsidiaries will continue to keep its respective books of account on such a basis.

4.31      Satisfaction of Conditions. The Company is not aware of any reason why the conditions to be satisfied by the Company as set forth in Article VII hereof would not be satisfied on the Closing Date.

4.32      Complete Disclosure. No representation or warranty by the Company in this Agreement or any Schedule referred to herein, and no statement, certificate, or other writing furnished to AFC by or on behalf of the Company in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V.
CONDUCT OF BUSINESS PRIOR TO THE CLOSING

5.1      Conduct Prior to Closing. The Company hereby covenants and agrees with AFC, that, prior to the Closing, unless the prior written consent of AFC shall have been obtained (which consent shall not be unreasonably withheld or delayed) and except as otherwise contemplated herein, the Company and each of the Subsidiaries shall operate its business, and shall cause its subsidiaries to operate their respective businesses, only in the usual, regular, and ordinary course and in accordance with past practices and to use its best efforts to preserve intact its business organization and assets, and those of its subsidiaries, and to maintain its and its subsidiaries’ materially important rights and franchises. From the date hereof until the Closing, the Company covenants and agrees that it will not do or agree or commit to do, and will not permit any of the Subsidiaries to do or agree or commit to do, without the prior written consent of AFC, any of the following:

     5.1.1      Incur any Liabilities or Obligations in excess of $50,000, in the aggregate, except for insurance liabilities or obligations incurred by APLIC in the ordinary course of its insurance business under its standard underwriting procedures; or make any loans or advances (except for policy loans made in the ordinary course of business pursuant to the terms of insurance contracts) or acquire any equity, debt, or other investment securities except for acquisitions of such securities in the ordinary course of its insurance business and in accordance with its established investment policies and guidelines;

     5.1.2      Grant any general increase in compensation to its employees as a class, or any increase in compensation to any of its officers or directors; effect any change in the amount of retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law); or enter into any employment, severance, or similar agreements or arrangements with any directors or officers which, in the case of employment agreements, would extend beyond the Closing Date;

      5.1.3      Declare or pay any dividend or make any other distribution with respect to its stock or purchase, acquire, or redeem or split or combine or reclassify any of the shares of capital stock;

     5.1.4       Except in compliance with the provisions of Article IX, purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock or other form of equity interest of any Business Entity;

     5.1.5      Except in compliance with the provisions of Article IX, merge or agree to merge with any other Business Entity or permit any other Business Entity to merge into it or consolidate with any other Business Entity;

      5.1.6      Liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of business consistent with past practice, or involving amounts less than $100,000 per transaction;

     5.1.7      Issue any common shares or shares of any other class or permit any of its common shares or shares of any other class held in its treasury to become outstanding;

     5.1.8      Issue or grant or extend the term of any option, warrant, conversion or stock appreciation right not in existence on the date hereof;

     5.1.9      Propose or adopt any amendments to its corporate charter or Bylaws;

     5.1.10      Enter into any business not conducted by the Company or one of the Subsidiaries as of the date of this Agreement;

     5.1.11      Propose or adopt any changes to the accounting principles used by the Company and the Subsidiaries, except as required by generally accepted accounting principles or statutory accounting principles, as the case may be, and then only after consultation with AFC;

     5.1.12      Enter into any transactions with any Subsidiaries or Affiliates other than in the ordinary course of business; or

      5.1.13      Pay any debt owed by the Company or any Subsidiary to the Company or any other Subsidiary or to any Affiliate of the Company.

      5.1.14      Issue or enter into any agreement, arrangement or understanding to issue any of its capital stock or grant options, warrants, rights or securities convertible into, exchangeable for or which contain the right to purchase any of the Company's capital stock.

     5.1.15      Make any change in the business conducted by the Company and the Subsidiaries;

     5.1.16      Make capital expenditures or enter into any contracts or commitments therefor in excess of an aggregate of $50,000;

     5.1.17      Enter into any contract, agreement, undertaking or commitment which would have been required to be set forth in Schedule 4.19.1 if in effect on the date hereof or enter into any contract which requires the consent or approval of any third party to consummate the transactions contemplated by this Agreement; or make any material modification to any existing agreement or to any Permits, other than changes make in good faith to cure document deficiencies;

      5.1.18      Enter into any contract for the purchase, lease (as lessee) or other occupancy of real property or exercise any option to extend a lease listed in Schedule 4.15.1 or Schedule 4.15.2;

     5.1.19      Sell, lease (as lessor), transfer or otherwise dispose of (including any transfers from the Company or any Subsidiary to any of their Affiliates), or mortgage or pledge, or impose or suffer to be imposed any lien, charge or encumbrance on, any of the assets of the Company or any Subsidiary, other than inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice;

     5.1.20      Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other Business Entity;

     5.1.21      Alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company;

     5.1.22      Cancel any debts owed to or claims held by the Company or any Subsidiary (including the settlement of any claims or litigation) other than in the ordinary course of business consistent with past practice;

     5.1.23      Create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money or enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

     5.1.24      Accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

     5.1.25      Delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

      5.1.26      Knowingly violate or fail to perform any obligation or duty imposed upon the Company or any Subsidiary by any applicable requirements of law;

     5.1.27      Make any tax election or change any method of accounting for tax purposes, in each case except to the extent required by law, or settle or compromise any tax liability;

      5.1.28      Terminate, amend, modify or waive any provisions of any confidentiality agreement to which the Company or any Subsidiary is a party (other than those involving AFC);

      5.1.29      Make any material change in the accounting policies applied in the preparation of the Financial Statements;

      5.1.30      Enter into any agreement, arrangement or understanding to take or omit to take any action which, if taken or omitted to be taken immediately prior to the execution of this Agreement, would have resulted in a modification to any of the Schedules to this Agreement; or

      5.1.31      Enter into any agreement or commitment to take any action prohibited by this Section 5.1.

5.2      Notification of Certain Matters. The Company will promptly advise in writing of (i) any event which could reasonably be expected to have a Material Adverse Effect on the Company or any of the Subsidiaries or of the results of its operations or its condition (financial or otherwise), (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any default under any agreement listed on any Schedule to this Agreement or event which, with notice or lapse of time or both, would become such a default.

5.3       Consents and Approvals. The Parties hereby agree to the following:

     5.3.1      Subject to the terms and conditions herein provided, each of the Parties agrees to cooperate with the other and use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws, regulations, and contractual arrangements to consummate and make effective the transactions contemplated by this Agreement, including without limitation using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby. The Company and AFC hereby covenant and agree to take no action (a) which would render any of their representations and warranties contained herein untrue in any material respect at and as of the Closing except as otherwise contemplated herein, or (b) which would adversely affect the ability of either of them to satisfy any of the conditions set forth in Article VII, including without limitation the ability to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals.

     5.3.2      AFC, with the cooperation of the Company, shall prepare and file within 20 business days of the date hereof (unless such delay is due to the Company): (a) with the Department of Insurance and any other applicable jurisdictions, such applications or notifications as may be required in order to obtain any approvals necessary for the consummation of the transactions contemplated hereby; and (b) with the insurance authorities of states listed in Schedules 4.1 and 4.2, such preacquisition applications or notifications as may be required to be made by AFC prior to the Closing in order for AFC to maintain, after the Closing Date, the insurance licenses of the Company and its subsidiaries in effect on the date hereof. In connection with such approvals, AFC shall accept, and use all reasonable efforts to satisfy, all conditions to the consummation of the transactions contemplated hereby imposed by such regulatory authorities.

      5.3.3      To the extent that the rights of the Company or any of the Subsidiaries under any agreement may not be transferred or assigned without the consent or approval of another party thereto, the Company shall obtain any such consent or approval or amend the agreement such that no consent or approval is required.

      5.3.4      Promptly after Closing, but in no event later than 10 business days after the Closing, the Company, the Subsidiaries and AFC shall file with all applicable state insurance authorities such registrations or other information as may be required to comply with all applicable state insurance holding company statutes.

      5.3.5      Each of AFC and the Company shall promptly make all required filings under the HSR Act, if any, including without limitation a Notification and Report Form for Certain Mergers and Acquisitions (or any successor form), and any amendments thereto, with the Federal Trade Commission and the Department of Justice, in connection with the transactions contemplated by this Agreement as required by the antitrust laws of the United States. In the event that a request for additional information is, properly made of either of AFC or the Company pursuant to the HSR Act, AFC or the Company, as the case may be, shall use its best efforts to comply with such request as soon as practicable after receipt of such request.

ARTICLE VI.
ADDITIONAL AGREEMENTS

6.1      Current Information. During the period from the date of this Agreement to the Closing, the Company and AFC will cause one or more of their respective representatives to confer with each other on a regular and frequent basis with respect to the status of the ongoing operations of the Company, APLIC, DentaCare and Greater South. Each Party will promptly notify the other Party of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such Party which would, in any manner, challenge, prevent, alter, or materially delay any of the transactions contemplated hereby, and each Party will keep the other Party fully informed with respect to such events. Each Party will also promptly notify the other Party of the status of regulatory applications and third party consents, including without limitation providing copies of all written communications to and from the Department of Insurance and any other applicable governmental agency.

6.2      Access, Information, and Confidentiality. From the date of this Agreement until the Closing, the Company shall make or cause to be made available to AFC and its representatives, attorneys, accountants, and agents for examination the assets and property of the Company and its subsidiaries and all books of account, contracts, agreements, commitments, records, and documents of every character relating to the Company and its subsidiaries and shall permit AFC and its representatives, attorneys, accountants, and agents to interview personnel of the Company and its Subsidiaries, and agents authorized by the Company and the Subsidiaries. All information furnished to AFC and its representatives and all analyses, compilations, data, studies, or other documents prepared by AFC or its representatives containing or based in whole or in part on any such furnished information or reflecting AFC’s review of, or interest in, the Company (the “Information”) shall be used solely as set forth and permitted by the Confidentiality Agreement dated February 10, 2000, between AFC and the Company (the “Confidentiality Agreement”). In the event of the termination of this Agreement, AFC shall return all Information (including copies thereof) to the Company. After the execution of this Agreement, the Company shall not disclose to any person or entity (other than AFC and those designated by AFC) or permit or assist any such person or entity to use in any manner, directly or indirectly, any information or data relating to this Agreement or the transactions contemplated hereby or any information or data relevant to the business of the Company except for (a) such information and data as is in the public domain other than as a result of a breach by the Company of the provisions of this Section, and (b) disclosures required to be made by the Company in order to comply with applicable securities and insurance laws and regulations. The terms and provisions of the Confidentiality Agreement shall survive the Closing or the termination of this Agreement.

6.3      Review of Specific Matters. In addition to the provisions of Section 6.2, the Company and the Subsidiaries shall make available to AFC and its representatives, attorneys, accountants and agents for examination all information in the possession or control of the Company and the Subsidiaries, or to which the Company and any Subsidiary has access, relating to:

      6.3.1       The exchange of insurance policies providing full benefit Cancer and Specified Disease insurance coverage for insurance policies providing limited benefit Cancer and Specified Disease insurance coverage.

      6.3.2      All preliminary and final reports of examination of the Company and its Subsidiaries by the Department of Insurance for years ended on or prior to December 31, 1998.

6.4      Expenses. AFC shall pay its own expenses incident to preparing for, entering into, and carrying out this Agreement. The expenses incurred by the Company in preparing for, entering into and carrying out this Agreement shall be paid by the Company, subject to the provisions of Section 7.3.4 and Section 11.3.

6.5      Meeting of Stockholders of the Company. The Company represents and warrants that its Board of Directors has, by resolution duly adopted by a vote at a meeting of such Board duly held on March 16, 2000, unanimously approved and adopted this Agreement and the transactions contemplated hereby, recommended that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby, and determined that the Merger is in the best interest of holders of the Shares. Following the execution of this Agreement by both Parties, the Company shall promptly take all action necessary in accordance with SEC rules and regulations, Merger Law and the Company’s Articles of Incorporation and Bylaws to convene the Company Stockholders’ Meeting. Unless consented to by AFC, the record date for such meeting shall be no earlier than the fifth business day following the execution of this Agreement by both Parties. The Company shall use its best effort to solicit from stockholders of the Company proxies in favor of the Merger and to take all other action necessary or, in the opinion of AFC, advisable to secure any vote or consent of stockholders required by Merger Law to effect the Merger. The Company hereby agrees to file with the SEC, as promptly as practicable after the date hereof, the Proxy Statement, which shall be in form and content acceptable to AFC. The Company shall file the Proxy Statement in preliminary form with the SEC as promptly as is practicable and shall use its best efforts to address all SEC comments and to mail the Proxy Statement in definitive form to its stockholders as soon thereafter as is practicable. The Company also agrees to obtain all necessary permits and approvals which are required under Blue Sky Laws in order for the Company to carry out the transactions contemplated by this Agreement.

6.6      Repayment of Shareholder Advances. Prior to the Closing, the Company shall cause each stockholder to repay to the Company the full outstanding amount of any advances (other than policy loans) made by the Company and the Subsidiary to such stockholder, including without limitation any advance bonus payment or other advance payment of compensation.

6.7      Company Operations Pending Closing. Commencing upon the execution of this Agreement and continuing until the Closing, the Company shall permit one or more representatives of AFC to be present at the premises of the Company and the Subsidiaries who may observe the daily operations of the Company and the Subsidiaries and who shall be promptly and fully advised by officers and employees of the Company and the Subsidiaries of and shall have the right to participate in the making of, all significant business discussions which are to be made regarding all aspects of the business, properties, assets, liabilities, operations, personnel and condition, financial or otherwise, of the Company and each of the Subsidiaries.

6.8      Services Agreement. Contemporaneously with the execution of this Agreement, the Company and AFC shall enter into an agreement granting to AFC and its Affiliates, among other things, the right to have an observer present on the premises of the Company and the Subsidiaries to observe the business operations of the Company and the Subsidiaries pending the Closing in the form of the Services Agreement which is Exhibit A annexed hereto and made a part hereof (the “Services Agreement”).

6.9      Title Search. Prior to Closing, the Company shall cause a search to be made of the title to the Owned Realty commencing with the date of each of the respective Title Policies and ending at the close of business on the day next preceding the Closing Date (the “Title Search”). The Title Search shall be conducted by an independent title company satisfactory to AFC. The Title Search shall be conducted in a manner designed to reflect any and all options, liens, claims, leases, encumbrances, restrictions, exceptions or objections of title to the Owned Realty.

ARTICLE VII.
CONDITIONS

7.1     Conditions to Each Party’s Obligation to Consummate the Closing. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by each Party in writing:

      7.1.1      The Merger and the other transactions contemplated hereby shall have been approved by the stockholders of the Company (consistent with applicable corporate law and the Company's Articles of Incorporation and Bylaws), the Department of Insurance, and any other state insurance department and other regulators whose approval is required to consummate the transactions contemplated hereby; all conditions required to be satisfied prior to the Closing imposed by the terms of such approvals shall be acceptable to AFC in its discretion and shall have been satisfied; all waiting periods relating to such approvals shall have expired; and all notifications to any regulatory authorities that are required shall have been made.

     7.1.2      All appropriate HSR Act filings, if any, shall have been made and any applicable waiting period (and extensions thereof) under the HSR Act shall have expired or terminated.

     7.1.3      Neither AFC nor the Company shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the Closing.

7.2      Conditions to Obligations of AFC. The obligations of AFC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, unless waived by AFC in writing:

     7.2.1      Representations and Warranties. The representations and warranties of the Company set forth in Article IV hereof shall be true and correct in all material respects when made and as of the Closing as though made at and as of the Closing (it being understood that representations and warranties that speak as of a specified date shall continue to speak as of the date so specified), except as otherwise contemplated or permitted by this Agreement or consented to in writing by AFC.

     7.2.2      Agents Agreements. The Company shall have obtained duly executed Agents Agreements from all managing general agents and independent general agents listed on Schedule 4.19.2. In addition, the Company shall have obtained duly executed Agents Agreements from general agents and agents appointed or licensed by the Company whose customers paid earned insurance premiums to the Company and the Subsidiaries during the year ended December 31, 1999, which, in the aggregate, represented at least eighty percent (80%) of the aggregate amount of the earned insurance premiums received by the Company and the Subsidiaries during the year ended December 31, 1999.

     7.2.3      Report of Examination. The Company shall have received the final report of the Department of Insurance with respect to its examination of the Company and the Subsidiaries for the six years ended December 31, 1998, and the content and findings of the Department of Insurance contained in such final report shall not, in the reasonable judgment of AFC, be materially different than the contents and findings of the Department of Insurance contained in its draft report of examination dated April 20, 2000.

      7.2.4       Title Material. At the Closing, the Company shall furnish to AFC report of the Title Search issued by a reputable and responsible title insurance company acceptable to AFC (the "Title Company"), which shall reflect that the title of the

Company and the Subsidiaries to the real properties owned by the Company and the Subsidiaries and located at 480 Woodrow Wilson, Jackson, Mississippi and at 2305 Lakeland Drive, Jackson, Mississippi (the "Owned Realty"), is free and clear of any and all options, liens, claims, leases, encumbrances, restrictions, exceptions or objections to title except such as may be reflected in the Title Policies and the rights of owners of minerals in and under the Owned Realty and their lessees and such other matters as are approved by AFC in writing, and shall be without exceptions for possible mechanic's or materialmen's liens not shown by the public records.

     7.2.5      Performance of Obligations. The Company shall have fully performed or complied with, or satisfied all obligations, covenants, or conditions required to be performed, complied with, or satisfied by it under this Agreement prior to the Closing.

      7.2.6       Legal Opinions. AFC shall have received a legal opinion, substantially in the form attached hereto as Exhibit B, dated as of the Closing Date, from Watkins Ludlam Winter & Stennis, P.A., counsel to the Company, with respect to the transactions contemplated herein.

     7.2.7      No Material Adverse Effect. Since December 31, 1999, there shall not have been any Material Adverse Effect or any event or series of events which, in the reasonable judgment of AFC, would cause AFC to believe that there has been a Material Adverse Effect, except any such Material Adverse Effect as has been disclosed by the Company in this Agreement or on any of the Schedules provided pursuant to in this Agreement.

     7.2.8      Consents. The Department of Insurance and all other insurance and other regulatory authorities, and all parties to contracts, agreements, leases, or other instruments, whose consent to the consummation of any of the transactions contemplated by this Agreement is required, including without limitation reinsurers of the Company or any of the Subsidiaries, shall have so consented in writing, a copy of which shall have been provided to AFC. In addition, AFC shall have received such other evidence as it deems necessary to verify the accuracy of any of the representations and warranties of the Company.

     7.2.9      Closing Certificates. The Company shall have delivered to AFC at the Closing a certificate of its president and secretary or treasurer to the effect that the conditions set forth in Sections 7.1 and 7.2 have been satisfied and such other certificates, documents, and instruments as may be reasonably requested by counsel for AFC.

7.3      Conditions to Obligation of the Company to Consummate the Merger. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, unless waived in writing by the Company:

     7.3.1      Representations and Warranties. The representations and warranties of AFC set forth in Article III hereof shall be true and correct in all material respects as of the Closing as though made at and as of the Closing (it being understood that representations and warranties that speak as of a specified date shall continue to speak as of the date so specified), except as otherwise contemplated or permitted by this Agreement or consented to in writing by the Company.

      7.3.2      Performance of Obligations. AFC shall have fully performed or complied with, or satisfied all obligations, covenants, or conditions required to be performed, complied with, or satisfied by it under this Agreement prior to the Closing.

      7.3.3      Legal Opinion. The Company shall have received a legal opinion, substantially in the form attached hereto as Exhibit C, dated as of the Closing Date, from McAfee & Taft A Professional Corporation, with respect to the transactions contemplated herein.

     7.3.4      Fairness Opinion. The Company shall have received a fairness opinion, dated as of a date which is within ten (10) days prior to the Closing Date, from Legg Mason, with respect to the transactions contemplated herein, all costs and expenses of which shall be paid by the Company and shall be included in the fee paid by the Company as provided in Section 11.3.

     7.3.5      Closing Certificates. AFC shall have delivered to the Company at the Closing a certificate of its president and secretary or treasurer to the effect that the conditions set forth in Sections 7.1 and 7.3 have been satisfied and such other certificates, documents and instruments as may be reasonably requested by counsel for the Company.

ARTICLE VIII.
TERMINATION, AMENDMENT, AND WAIVER

8.1       Termination. This Agreement may, by written notice, be terminated at any time prior to the Closing:

      8.1.1       By mutual consent of the Company and AFC;

     8.1.2      By either the Company or AFC at any time afterthe later to occur of July 31, 2000 or (b) five business days next following the Department of Insurance approval of the change of control of the Company and the Subsidiaries as provided for in this Agreement, if the Closing shall not theretofore have occurred; or

     8.1.3      By either Party in the event of the material breach by the other Party of any representation, warranty, or agreement contained herein or in any Schedule or document delivered herewith which cannot be or has not been cured within 30 days after written notice to the Party committing such breach.

      8.1.4       By AFC if AFC has determined that a Material Adverse Effect has occurred.

     Notwithstanding the foregoing, a Party in breach of any provision of the Agreement may not terminate the Agreement pursuant to this Section 8.1.

8.2      Amendment. This Agreement and Schedules hereto may be amended by mutual agreement of the Parties hereto at any time before the Closing. This Agreement and the Schedules may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. Notwithstanding any provision of this Agreement to the contrary, AFC may elect, at any time prior to the Effective Time, instead of merging Subcorp into the Company as hereinabove provided, to merge another direct or indirect wholly-owned subsidiary of AFC into the Company or to merge the Company into AFC or into Subcorp or another direct or indirect wholly-owned subsidiary of AFC. In any such event, the Parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and to provide that the Company or such other subsidiary of AFC, as appropriate, shall be the Surviving Corporation and, at the election of AFC, to adopt its charter and Bylaws as those of the Surviving Corporation.

8.3      Waiver. Any term, condition, or provision of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof.

ARTICLE IX.
SUBSEQUENT ACQUISITION PROPOSALS OR OTHER UNANTICIPATED EVENTS

9.1      No Solicitation. The Company shall not, and shall not authorize or permit any of its officers, directors or employees, agents, attorneys or representatives to, directly or indirectly, (a) solicit, initiate, or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquires or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or (b) participate in any discussions or negotiations regarding an Acquisition Proposal; provided, however, that at any time prior to the adoption of this Agreement by the holders of the Company’s common stock, the board of directors of the Company, in response to a written Acquisition Proposal that (i) was unsolicited or that did not otherwise result from a breach of this Section, and (ii) is reasonably likely to lead to a Superior Proposal, may authorize the Company to (x) furnish non-public information with respect to the Company to the person who made such Acquisition Proposal pursuant to a customary confidentiality agreement and (y) participate in negotiations regarding such Acquisition Proposal; provided, further the Company must provide AFC with a written opinion of the Company’s legal counsel stating that the board of directors of the Company is required to consider such Acquisition Proposal, then, and only then, consistent with the fiduciary duty.

9.2      Notification to AFC. The Company shall promptly (but in any event within one day) advise AFC orally and in writing of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal. The Company will, to the extent reasonably practicable, keep AFC fully informed of the status and progress of any such Acquisition Proposal details.

9.3      Board Recommendation. The Board of Directors of the Company shall not withdraw or modify, or propose to withdraw or modify, in a manner adverse to AFC, its approval or recommendation of this Agreement or the Merger unless (a) it shall have received a Superior Proposal and (b) the Board of Directors of the Company shall have determined, in good faith, that this agreement or the Merger is no longer in the best interests of the Company’s stockholders, and (ii) written advice from the Company’s outside counsel, that the failure to withdraw or modify this Agreement would constitute a breach of, and that such withdrawal or modification is required in order to satisfy, its fiduciary duties to the Company’s stockholders under applicable law.

9.4      Disclosure. Nothing contained in this section shall prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Securities and Exchange Act of 1934, as amended.

9.5      Termination. (a) In addition to the rights of termination provided for in Article VIII of this Agreement, this Agreement may be terminated by the Company prior to the Stockholders’ Meeting if (i) the Board of Directors of the Company shall have determined in good faith based on the advice of outside counsel that failure to do so would constitute a breach of its fiduciary duties to the Company’s stockholders under applicable law, (ii) it is not in breach of its obligations under this Article in any material respect and has complied with, and continues to comply with, all requirements and procedures of this Article in all material respects and has authorized, subject to complying with the terms of this Agreement, the Company to enter into a binding written agreement for a transaction that constitutes a Superior Proposal and the Company notifies AFC in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, (iii) AFC does not make with five (5) business days after receipt of the Company’s written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the stockholders of the Company as the Superior Proposal and during such period the Company reasonably considers and discusses in good faith all proposals submitted by AFC and, without limiting the foregoing, meets with, and causes its financial advisors and legal advisors to meet with, AFC and its advisors from time to time as required by AFC to consider and discuss in good faith AFC’s proposals, and (iv) prior to the Company’s termination pursuant to this Section 9.5(a), the Company pays to AFC the sum of $500,000 to reasonably compensate AFC for its time, effort, costs and expenses incurred in connection with this Agreement. The payment of such amount shall not serve as AFC’s exclusive remedy resulting from the Company’s breach of any other provision of this Agreement. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the 6th business day after AFC has received the notice to AFC required by clause (ii) and (y) to notify AFC promptly if its intention to enter into a binding agreement referred to in its notice to AFC shall change at any time after giving such notice.

     (b) In addition to the rights of termination provided for in Article VIII of this Agreement, this Agreement may be terminated by AFC if either (i) the Company has breached its obligations under this Article in any material respect (ii) the Board of Directors of the Company has recommended, approved, or authorized the Company's acceptance or execution of a definitive agreement providing for a Superior Proposal (iii) the Board of Directors of the Company has modified in a manner materially adverse to AFC or withdrawn its recommendation of this Agreement or (iv) a tender offer or exchange offer for any outstanding shares of Company common stock is commenced, and the Board of Directors of the Company, within ten business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its stockholders or takes not position with respect to the acceptance of such tender offer or exchange offer by its stockholders.

ARTICLE X.
DISPUTE RESOLUTION

10.1      Negotiation between Senior Executives. The parties will attempt to resolve any controversy, claim or dispute arising out of or relating to this Agreement or the interpretation, performance, breach, termination, enforceability, validity of, or arbitrability of any issue under this Agreement (including any controversy, claim or dispute involving any of the Company’s

Subsidiaries, officers, directors, employees, agents or representatives) (a “Dispute”) promptly by negotiation between senior executives of the Company and AFC who have authority to settle the Dispute (“Senior Executives”). Either the Company or AFC may give the other written notice (“Dispute Notice”) of any Dispute that has not been resolved in the ordinary course of business. Within fifteen (15) days after delivery of the Dispute Notice, the receiving party must give to the other a written response (“Response”). The Dispute Notice and the Response must include: (i) a statement describing the position of the party giving the Dispute Notice and the Response, and a summary of arguments supporting such position, and (ii) the name of the Senior Executive and any other persons who will accompany the Senior Executive at the meeting at which the parties will attempt to resolve the Dispute. Within thirty (30) days after delivery of the Dispute Notice, the Senior Executives will meet at a mutually acceptable time and place, and then as often as they reasonably consider necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored. If the Dispute has not been resolved within sixty (60) days after delivery of the Dispute Notice, or if the Senior Executives do not meet within thirty (30) days after delivery of the Dispute Notice, either party may initiate mediation of the Dispute. All negotiations under this section shall be treated as compromise and settlement negotiations. If a Dispute Notice is given after the Closing, the Representative shall be the “Senior Executive” acting for the Company.

10.2      Mediation. If the Dispute has not been resolved by negotiation, each party will make a good faith attempt to settle the Dispute by mediation under the provisions of this section before resorting to arbitration, litigation or any other dispute resolution procedure. The mediation will be conducted in Dallas, Texas, in accordance with the rules for mediation of the American Arbitration Association. Within thirty (30) days after the mediator has been selected, Senior Executives of each party will meet with the mediator for at least one (1) mediation session. If the Dispute cannot be settled at that mediation session or at any mutually agreed continuation of that mediation session, either party may give the other party and the mediator a written notice declaring the mediation process at an end. All conferences and discussions that occur in connection with the mediation conducted under this Agreement will be deemed settlement discussions. Each party will bear its own costs of mediation, and any costs payable to the mediation service or the mediator will be shared equally by the parties to such mediation; provided, that any costs or expenses to be borne by the Company shall be a charge against and reduction of the Merger Consideration.

ARTICLE XI.
GENERAL PROVISIONS

11.1      Survival of Representations, Warranties, and Agreements. The representations, warranties, and agreements of AFC and the Company in this Agreement or in any additional document provided under the terms and conditions of this Agreement shall not survive the Closing; provided that the foregoing shall not be deemed a waiver of any claim for intentional misrepresentation or fraud.

11.2      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received either on the date given if delivered personally or by cable, telegram, telex, or telecopy, or on the date received if mailed by registered or certified mail (return receipt requested) or sent by Federal Express, UPS, or other overnight delivery service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

         (1) If to AFC or Subcorp:

         American Fidelity Corporation

         2000 N. Classen Center, 7 North

         Oklahoma City, Oklahoma  73106-6013

         Attn:    Mr. Stephen P. Garrett

         Fax No.:  (405) 416-7879

         with a copy to:

         McAfee & Taft A Professional Corporation

         10th Fl., Two Leadership Square

         211 N. Robinson

         Oklahoma City, Oklahoma  73102

         Attn:  Theodore M. Elam, Esq.

         Fax No.:  (405) 228-7421

         (2) If to the Company:

         American Public Holdings, Inc.

         2305 Lakeland Drive

         Jackson, Mississippi 39208

         Attention:  Jerry C. Stovall, CLU, President and Chief Executive Officer

         Fax No.:  (601) 936-2157

         with a copy to:

         Watkins Ludlam Winter & Stennis, P.A.

         633 North State Street, 4th Floor

         Jackson, Mississippi 39202

         Attention: David Martin, Esq.

         Fax No.:  (601) 949-4804

11.3      Fees and Expenses. Each of the parties shall pay their own expenses in connection with this Agreement and the transactions contemplated hereby. If the Merger is consummated, the reasonable expenses incurred by or on behalf of the Company in connection with the negotiation and preparation of this Agreement and the consummation of the transactions provided for herein including, without limitation, the fees of Legg Mason paid pursuant to the engagement letter referred to in Section 4.23 and any transaction fee payable to Jerry C. Stovall, shall not exceed $605,000.

11.4      Complete Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter of this Agreement. No changes to this Agreement shall be made or be binding on any Party unless made in writing and signed by each Party to this Agreement.

11.5       Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against each of the Parties to this Agreement and their respective successors and permitted assigns.

11.6      Governing Law. All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the Parties with respect to performance under this Agreement shall be construed and resolved under the laws of Oklahoma, without regard to principles of conflicts of laws.

11.7      No Third Party Benefit. This Agreement is intended for the exclusive benefit of the Parties to this Agreement and their respective successors and assigns, and nothing contained in this Agreement shall be construed as creating any rights or benefits in or to any third party.

11.8      Severability. The intention of the Parties to this Agreement is to comply fully with all laws and public policies, and this Agreement shall be construed consistently with all laws and public policies to the extent possible. If any court of competent jurisdiction determines it is impossible to construe any provision of this Agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect, the validity of the other provisions of this Agreement, which shall remain in full force and effect, provided that such result would not frustrate the intent of the Parties in entering into this Agreement.

11.9      Non-waiver. No failure by any Party to insist upon strict compliance with any term of this Agreement, to exercise any option, enforce any right, or seek any remedy upon any default of any other Party shall affect, or constitute a waiver of, the first Party’s right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default, nor shall any custom or practice of the Parties at variance with any provision of this Agreement affect, or constitute a waiver of, any Party’s right to demand strict compliance with all provisions of this Agreement.

11.10      Captions. The captions of the various sections of this Agreement are not part of the context of this Agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this Agreement.

11.11      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original but all of which together shall constitute one and the same Agreement.

AMERICAN FIDELITY CORPORATION                              AMERICAN PUBLIC HOLDINGS, INC.

By  /s/ David R. Carpenter                                 By  /s/ Jerry C. Stovall
       David R. Carpenter,                                      Jerry C. Stovall, President
       Senior Vice President

APLIC ACQUISITION CORP.

By  /s/ Al Litchenburg
     Al Litchenburg, President